POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints John Schwietz and William Eric Johnson, or either of them acting singly, and with full power of substitution, re-substitution and delegation, the undersigned’s true and lawful attorney in fact (each of such persons and their substitutes and delegees being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, in the undersigned’s capacity as an officer, director or stockholder of Valmont Industries, Inc. (the “Company”), to:

  prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 144 under the Securities Act of 1933 (“Rule 144”), or any rule or regulation of the SEC;
  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director or stockholder of the Company, on Forms 3, 4 and 5, Schedule 13D and 13G, or Form 144;
  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such forms and the timely filing of such forms with the SEC and any other authority;
  serve on my behalf as my account administrator, user, or technical administrator, in each such capacity, with all authority permitted thereto under EDGAR Next with respect to my SEC filings (including Forms 3, 4, and 5, Schedule 13D and 13G, or Form 144); and
  take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in-Fact’s discretion.
The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such Attorney-in-Fact might or could do if personally present, with full power of substitution, re-substitution, delegation or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact’s substitute, re-substitute or delegate, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each such Attorney-in-Fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with the Exchange Act or Rule 144.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, Schedule 13D and 13G, or Form 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of April 2026.

Signed:
/s/ Joan Robinson-Berry_______
               Joan Robinson-Berry